EXHIBIT 10.11 Agreement Between Better Solutions, Inc. and Barry Gewin

                                    AGREEMENT

Better Solutions, Inc., a Pennsylvania Corporations (the "Company") and Barry
Gewin (Shareholder) enter into this agreement on this 27thth day of December
2002.

Whereas, Shareholder is the owner of 850,000 Shares of World Health Alternative
Inc's common stock ("the WHAI Shares").

Whereas, concurrently herewith, the Company and WHAI have executed an Agreement and Plan of Share Exchange (the Agreement and Plan of Share Exchange);

Whereas, the Shareholders as an incentive to the Company to enter into an
Agreement and Plan of Share Exchange with WHAI have agreed to certain safeguards to assure that the Shareholder sells the WHAI Shares pursuant to certain conditions.

Whereas, in conjunction with the execution of the Agreement and Plan of Share
Exchange and in consideration of the transactions contemplated thereby,
Shareholder and Company agree to the terms of this lock-up agreement regarding the WHAI Shares.

WHEREAS, the Shareholder desires to promote his mutual interests and the interests of the Company by providing in this Agreement for the terms and conditions governing the transfer of the WHAI Shares.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

1. SHARES SUBJECT TO THIS AGREEMENT.
The Shareholder expressly agrees that the terms and restrictions of this
Agreement shall apply to all WHAI Shares which he now owns or hereafter acquires by any means, including without limitation by purchase, assignment or operation of law, or as a result of any stock dividend, stock split, reorganization, reclassification, whether voluntary or involuntary, or other similar transaction, and to any shares of capital stock of any successor in interest of
WHAI whether by sale, merger, consolidation or other similar transaction, or by purchase, assignment or operation of law.

2. LIMITATIONS ON TRANSFER OF SHARES:
Except in accordance with the provisions of this Agreement, Shareholder agrees, while this Agreement is in effect, not to, directly or indirectly whether in privately negotiated transactions or to the public in open market transactions:

(a) Sell, transfer, pledge, encumber, hypothecate, assign or otherwise dispose of directly or indirectly of any of the WHAI shares or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, hypothecation, assignment or other disposition of, any of the WHAI shares; or

(b) Grant any proxies, deposit any WHAI shares into a voting trust or enter into a voting agreement with respect to any WHAI shares.

3. NON-COMPLYING TRANSFERS PROHIBITED.
The Shareholder may not sell, assign, transfer, exchange, gift, devise, pledge, hypothecate, encumber or otherwise alienate or dispose of any WHAI shares now owned by such Shareholder or owned by him during the term of this Agreement, or any right or interest therein, whether voluntarily or involuntarily, by operation of law or otherwise, except in accordance with this Agreement. Any such purported transfer in violation of any provision of this Agreement and all actions by the purported transferor and transferee in connection therewith shall be of no force or effect and the Company shall not be required to recognize such purported transfer for any purpose, including but not limited to dividend and voting rights.

4.  VOLUME LIMITATIONS:

ALLOWABLE MONTHLY TRADING VOLUME
Shareholder agrees to sell the WHAI shares only, as follows:

a. For the first full calendar month, after which the Company's completes and closes the Agreement and Plan of Reorganization with WHAI, the Shareholder shall be allowed to sell 250,000WHAI common shares at his discretion.

b. Beginning the period from the second month after the Company completes and closes the Agreement and Plan of Reorganization with WHAI, and until the expiration of the sixth month, during each respective month of this period,
Shareholder shall be allowed to sell WHAI shares at his discretion up to an amount not to exceed twenty five (25) percent of the prior calendar month's trading volume as reported by the OTCBB.

c. After expiration of the sixth month after the date the Company completes and closes the Agreement and Plan of Reorganization with WHAI, Shareholder can sell
WHAI shares pursuant to the terms of this agreement.

d. With regard to each respective trading period that Shareholder may sell the
WHAI shares as defined in paragraph 2a through paragraph 2b, respectively,
Shareholder may not carry over the difference between the amount of the WHAI shares that Shareholder could have sold and any remaining amount not sold
("remaining amount"). Further, Shareholder will be not permitted to aggregate remaining amount(s) to successive periods. As an example of the foregoing:
     i.   Average trading volume for the second month was 100,000 WHAI shares;
     ii.  During the third month, Shareholder may sell 25% of 100,000 WHAI shares, which equals 25,000 WHAI shares;
     iii. Shareholder only sells 10,000 WHAI shares during the third month;
     iv.  Shareholder may not carry over or aggregate the 15,000 WHAI shares not sold (representing the difference between the 25% allowable trading amount and the amount he actually traded) to succeeding months.

5. ACQUISITION OF ADDITIONAL WHAI SHARES BY SHAREHOLDER.
Shareholder agrees, while this Agreement is in effect, to notify the Company promptly of the number of any WHAI shares of the Company's Common Stock acquired by Shareholder after the date hereof. Such notification by Shareholder shall be affected by Shareholder the day following his acquisition of such WHAI shares and in accordance with the notice provisions of this agreement. Shareholder represents that he is not now an affiliate of the Company and has not previously been an affiliate of the Company.

6. BINDING OBLIGATION.
This Agreement constitutes a valid and binding obligation of the Shareholder, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency and similar laws affecting the rights and remedies of creditors generally, and by general principles of equity and public policy. In the event that Shareholder breaches any provision of this agreement, Shareholder agrees to forfeit and return all remaining shares owned directly or indirectly of WHAI to treasury for cancellation. Upon which, Shareholder shall have no claim at law or equity against such WHAI shares or of ownership of such WHAI shares. This provision shall not prohibit Better Solutions Inc. from seeking additional remedies against Shareholder in law or equity for damages resulting from a breach of this agreement.

7. INDEMNIFICATION
The Shareholder shall indemnify and hold harmless the Company, its officers, directors and employees and any of its professional advisors, from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees, to which they may become subject or which they may incur by reason of or in connection with any misrepresentation made by the Shareholder herein, any breach of any of the Shareholder's representations or warranties made herein, or the Shareholder's failure to fulfill any of its covenants or agreements herein.

8. NOTIFICATION TO TRANSFER AGENT--LEGEND ON STOCK CERTIFICATES.
All certificates or other instruments representing WHAI shares of stock now issued and outstanding or hereafter issued and to which the provisions of this
Agreement apply to be endorsed conspicuously on the face thereof with the following legend the terms of which are made a part hereof:

     "The shares represented by this certificate are subject to a certain
     Shareholders' Agreement by and among the Company and the Shareholder, a copy of which Shareholders' Agreement is available for inspection upon request. The shares represented by this certificate may not be transferred, sold, pledged or otherwise disposed of except in compliance with the
     Shareholders' Agreement, and all shares transferred, sold, pledged or otherwise disposed of shall be subject to the volume, manner of sale and other limitations provided in Rule 144 paragraphs (c), (e) and (f) of the
     Securities Act for a period of two years regardless of the amount of time held and the shares may not be resold without an opinion of counsel satisfactory to the Company that the proposed disposition of the securities will not violate the Shareholders' Agreement and Section 5 of the 1933 Act.
     "

9. NOTICES
Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or within three (3) days after deposit in the United States Post Office, by registered or certified mail, addressed to a party at its address hereinafter shown below or at such address which party may designate by ten (10) days advance written notice to the other party.

10. APPLICABLE LAW
This agreement shall be construed in accordance with and governed by the laws of the State of Pennsylvania.

11. ARBITRATION
The Shareholder acknowledges and agrees that any controversy or claim arising out of or relating to this investment, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

12. HEADINGS
The headings used in this document are for organizational purposes only and should not be interpreted as altering in any way or eliminating provisions contained herein.

13. Legal Representation and Conflict of Interest. Shareholder represents that he has consulted with his or her own attorney and not relied upon, sought or received advice from any person at the law firm of Hamilton, Lehrer & Dargan,
P.A. regarding the transactions contemplated herein and that he has carefully read and fully understands all of the provisions of the Agreement. Shareholder is aware that members of the law firm of Hamilton, Lehrer and Dargan P.A., legal counsel to the Company, are shareholders of the Company. Shareholder represents that he waives all conflicts of interest that exist or may have previously existed as a result of any current or prior legal representation of Shareholder, provided by Brenda Lee Hamilton and/or Hamilton, Lehrer & Dargan, P.A.

                                            COMPANY: Better Solutions, Inc.
                                            By: Richard McDonald, President

Acknowledged and Agreed to:
SHAREHOLDER
Barry Gewin